Exhibit 23.1 Consent of Dixon Hughes Goodman LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-212386 and No. 333-172984) on Forms S-8 of Atlantic Coast Financial Corporation of our reports dated March 16, 2018, with respect to the consolidated financial statements of Atlantic Coast Financial Corporation and subsidiary and the effectiveness of internal controls over financial reporting, which reports appear in this Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2017.

Atlanta, Georgia

March 16, 2018